Exhibit 23.1

Melissa K. Rice, P A

Attorneys and Counselors at Law

April 21, 2006

Michael Rouse, President

Turbine Truck Engines, Inc.

1200 Flightline Boulevard, Suite 5

Deland, Florida 32724

Re:	Turbine Truck Engines, Inc. (the “Company”)

Dear Mr. Rouse:

This firm hereby consents to the use of its name in Post Effective Amendment Number One to the Registration Statement on Form SB-2 as filed with the U.S. Securities and Exchange Commission on April 25, 2006.

Cordially,

/s/ Melissa K. Rice
Melissa K. Rice
For the Firm

MKR/

2801 Fruitville Road, Suite 160, Sarasota, Florida 34237

Telephone: (941) 954-1900	Facsimile: (941) 955-6690